EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski

First Vice President

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES INCREASED CASH DIVIDEND

LAREDO, TX,  September 16, 2010 - International Bancshares Corporation (“IBC”) today announced that on September 10, 2010, IBC’s Board of Directors approved the declaration of a 19 cents per share cash dividend for shareholders of record as of the close of business on September 30, 2010, payable on October 18, 2010.  “This cash dividend, which reflects an 11.8% increase or two cents per share over IBC’s most recent cash dividend, was made possible because of IBC’s continuing strong performance despite our country’s difficult economic times,” said Dennis E. Nixon, Chairman and President of IBC.

It is the inclination of the Board to continue to declare semiannual cash dividends.  However, any declaration of future cash dividends will depend upon IBC’s financial position, acquisition opportunities, and general business conditions at the time.

IBC (NASDAQ:IBOC - News) is an $11.3 billion multi-bank financial holding company headquartered in Laredo, Texas, with over 279 facilities and over 435 ATMs serving 105 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.